Exhibit 99.1

Axe Compute Sells Helomics AI Cancer Diagnostics Lab Business to DataMEDS AI, Completing Transition to Neocloud GPU-as-a-Service platform

September 15, 2026

All-stock sale gives Axe Compute equity stake in DataMEDS AI; aligns APU’s operating structure with its scaling GPU-as-a-Service business

PITTSBURGH, Sept. 15, 2026 (GLOBE NEWSWIRE) -- Axe Compute Inc. (NASDAQ: AGPU) ("Axe Compute" or the "Company"), a neocloud AI infrastructure platform, today announced the sale of its legacy artificial intelligence cancer diagnostics laboratory business Helomics Corporation (“Helomics”) to DataMEDS AI, Inc. (NASDAQ: MEDS) ("DataMEDS"), a Health IT company vertically integrating health data acquisition and transfer.

Under the agreement, Axe Compute sold its wholly-owned subsidiary Helomics in exchange for common shares and common share equivalents of DataMEDS. This agreement provides Axe Compute with potential future returns from DataMEDS common stock while completing its transition to a pure-play neocloud GPU-as-a-Service business. This transaction completes Axe Compute’s strategic transition to a pure-play neocloud GPU-as-a-Service company.

Helomics Corporation is a Pittsburgh-based functional precision medicine oncology platform that applies artificial intelligence to real-world tumor data to support drug discovery and cancer treatment decisions. It is the final operating business remaining from Axe Compute's former identity as Predictive Oncology Inc., prior to its name change in December 2025.

"This transaction is the final chapter of Axe Compute's transformation into a focused, pure-play neocloud GPU-as-a-Service company," said Christopher Miglino, Chief Executive Officer of Axe Compute. "Just as important, we structured it so that our shareholders keep a stake in the future of AI Helomics. Rather than simply exiting the business, we are becoming an investor in DataMEDS - a company whose health-data and AI platform makes it exceptionally well positioned to scale what our team in Pittsburgh built - while we dedicate the entirety of our team, capital, and operations to meeting the accelerating demand for AI compute."

"We are thrilled to have completed this strategic transaction that thrusts DataMEDS into the field of oncology, where we know there is a tremendous need to improve patient outcomes, using our data driven approach to healthcare," said Gerald Commissiong, Interim Co-CEO of DataMEDS.

Further details regarding the transaction will be set forth in a Current Report on Form 8-K to be filed by Axe Compute with the U.S. Securities and Exchange Commission, available at www.sec.gov and at investors.axecompute.com.

ABOUT AXE COMPUTE

Axe Compute Inc. (NASDAQ: AGPU) is a neocloud AI infrastructure platform built on a fundamental premise: AI innovation should not be constrained by hardware choice or availability. The company provides enterprises and AI innovators with flexibility across hardware, geography, and deployment models through two core offerings: Axe Compute Access, delivering a wide range of the latest high-performance GPU infrastructure across global locations, and Axe Compute Build, enabling the design, deployment, ownership, and operation of large-scale, dedicated AI infrastructure worldwide. All solutions are supported by enterprise-grade SLAs and operational expertise. Axe Compute is headquartered in Pittsburgh, Pennsylvania. For more information, visit axecompute.com.

About DataMEDS AI, Inc.

DataMEDS AI, Inc. (NASDAQ:MEDS) (formerly Wellgistics Health, Inc.) is a leading Health IT company that focuses on the vertical integration of technology, pharmacy, pharmaceutical-adjacent and telemedicine business units to deliver a better healthcare experience for consumers.

Headquartered in Tampa, Fla., DataMEDS, AI, incorporates the artificial intelligence platform EinsteinRx™ and blockchain-enabled smart contracts platform PharmacyChain™ into the Health Lives Here mobile application, and its Corexa Health subsidiary provides pharmacy and pharmacy services, including the distribution of products developed by Tollo Health, LLC.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the federal securities laws, which can generally be identified by the use of words such as "may," "will," "intend," "estimate," "future," "anticipate," "plan," "expect," "explore," "potential" or other similar words. Forward-looking statements include, but are not limited to, statements regarding the expected timing and completion of the proposed transaction, the anticipated benefits of the transaction to Axe Compute and its shareholders, the future performance of the AI Helomics business under DataMEDS' ownership, the value of the DataMEDS shares to be received, the Company’s holding of shares of DataMEDS subsequent to the consummation of the transaction, the expected accounting treatment of the AI Helomics business, the treatment of customers and employees following closing, and the Company's strategy and prospects as a pure-play neocloud GPU-as-a-Service company. These statements are based on management's current expectations and beliefs as of the date of this release and are subject to significant risks and uncertainties that could cause actual results to differ materially, including but not limited to: the risk that closing conditions to the transaction are not satisfied or that the transaction does not close on the expected timeline or at all; fluctuations in the market value and liquidity of the DataMEDS common stock received as consideration; the risk that anticipated benefits of the transaction are not realized; the Company's ability to generate and grow Compute Services revenue; the highly volatile and unpredictable price of ATH and digital assets generally; the Company's ability to maintain Nasdaq listing compliance; and those risks and uncertainties described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, and in the Company's subsequent filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by applicable law.

INVESTOR CONTACT Erin McMahon Axe Compute Inc. — Investor Relations ir@axecompute.com | investors.axecompute.com